SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2005 (August 19, 2005)

THE FASHION HOUSE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)
formerly known as TDI Holding Corporation

Colorado	033-07075-LA	33-1079781
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
6310 San Vicente Blvd., #330, Los Angeles, CA 90048-5499
(Address of Principal Executive Offices)
(323) 939-3031
(Issuer Telephone number)

Forward Looking Statements
     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed by Registrant within 60 days, as described in Item 9 below.
Item 2.01. Completion of Acquisition or Disposition of Assets
As previously reported, on August 19 2005, we acquired all of the outstanding shares of the Fashion House Inc. Prior to that time, we had been an inactive company since the sale of substantially all of our assets in 2002. The Fashion House Inc, a Delaware corporation, was incorporated on April 11, 2002. Its business is the design, manufacture and distribution of designer women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. Our sole business now is the business of our Fashion House subsidiary. Through this subsidiary, we target the moderate to premium-priced categories of the women’s footwear industry. Our business model is to license designer brand names. We have currently licensed the following four brands: Richard Tyler Couture, tyler. Richard Tyler, Oscar by Oscar de la Renta, and O Oscar An Oscar de la Renta Company. Our shoes are sold in Department Stores, including Nieman Marcus, Bloomingdales and Nordstrom, as well as independents. We also sell shoes through Victoria’s Secret catalogue, Bloomingdale’s catalogue and internet portals such as Zappos.com. At the present time, we are in various stages of negotiations with respect to other licensing opportunities with other well-known brands.
Brand Licensing Practices
Our strategy is to become a leading provider of fashion footwear by licensing or acquiring designer brands that have significant consumer and media awareness and are favorably positioned with retailers. We intend to maximize the value of these strong, established brands by combining them with our fashion footwear marketing expertise, innovative design capabilities, manufacturing model, and existing distribution platform.
We have signed exclusive licensing agreements with designer brands Richard Tyler Couture, tyler. Richard Tyler, Oscar by Oscar de la Renta, and O Oscar An Oscar de la Renta Company. At the present time, we are in various stages of negotiations with respect to other licensing opportunities. Each brand manager is responsible for the product development, marketing, sales growth and profitability of his or her brand. The licenses generally provide for payment of royalties based upon sales.
Tyler License
We have entered into two separate license agreements with Tyler Trafficante Inc., each as of November 27, 2002, which grant us certain exclusive licensing rights (the “Tyler Licenses”) in the trademarks “tyler.” and “Richard Tyler Couture” referenced above (the “Tyler Trademarks”). The Tyler Licenses grant us an exclusive license to place the Tyler Trademarks on women’s shoes and boots, including fashion sports shoes (but not athletic shoes). The Tyler Licenses also grant us an exclusive license to use the Tyler Trademarks in the broadest sense of publication, that is any visual and aural form which to the average person would indicate that the women’s shoes and boots are associated with the Tyler Trademarks, including but not limited to, print media, labels, tags, point of sale and showroom displays, signage, packaging, stationery, business cards and forms, and electronic media now known or hereafter devised, and the form and content of the subject matter associated with all of the aforementioned. The Tyler Licenses are exclusive worldwide, except for Japan which is currently non-exclusive. The term of the licenses expires on November 27, 2007, with a two-year renewal option. In exchange, we have certain obligations to exploit the Tyler Trademarks on women’s shoes and boots and to achieve certain minimum net sales volumes each year. We are required to pay royalties equal to 7% of net sales (or 3% with respect to close-out sales), with minimum required royalty payments starting at $35,000 and increasing each year up to $133,400 annually.

Oscar License
Our license agreement with Oscar de la Renta, Ltd. was entered into as of January 24, 2005, and grants us certain exclusive licensing rights (the “Oscar License”) in the O Oscar An Oscar de la Renta Company and Oscar by Oscar de la Renta trademark logos referenced above (the “Oscar Trademarks”). The Oscar License grants us an exclusive license to use designs, patterns, sketches, colors, materials, fabrics, quality and packaging, and the construction/manufacturing standards embodied therein, with respect to women’s footwear of all kinds and either furnished or approved by Oscar de la Renta, Ltd., bearing the Oscar Trademarks. The Oscar License also grants us an exclusive license to use the Oscar Trademarks for the manufacturing, sourcing, advertising, promotion, sale and distribution of women’s footwear of all kinds (as approved by Oscar de la Renta, Ltd.). In each case, the Oscar License is limited to the United States (excluding duty-free or tax-free shops, diplomatic or consular sales, airline supplies, or ship’s stores). The term of the license expires on June 30, 2010, with two renewal terms of 3 years each subject to not defaulting on the agreement and satisfying certain minimum net sales requirements. The Oscar License also grants us certain rights of first refusal with respect to use of the Oscar Trademarks on women’s footwear of all kinds outside of the United States. In exchange, we have certain obligations to market and sell women’s footwear bearing the Oscar Trademarks. We are required to pay royalties equal to 8% of net sales, with minimum required royalty payments starting at $210,000 and increasing each year up to $1,000,000.
Product Lines
Our products span the moderate-to-premium-priced categories of the women’s footwear market, with suggested retail pricing from $69 to $475. Our top of the line “couture” shoes retail for $325 to $475, our “salon” line (which we intend to introduce in the Fall of 2006) will sell for $140 to $225, our bridge line retails for $88 to $125, and our moderate line carries suggested retail prices in the range of $69 to $99. We presently sell over 50 different styles of Richard Tyler designer footwear. These styles include dress boots, dress comfort shoes, dress flats, dress sandals, dress casuals, dress shoes and pumps. As the O Oscar An Oscar de la Renta Company and Oscar by Oscar lines are fully introduced, we estimate that they will sell more than an additional 50 different styles, colors and material combinations (about 25 per label) each season (4 seasons per year)
Couture Lines – Richard Tyler Couture and Oscar by Oscar de la Renta
Oscar de la Renta is famous for dressing such nobles as the Duchess of Windsor and Jacqueline Kennedy Onassis. Oscar de la Renta has also made a name for himself by dressing many First Ladies, including Nancy Reagan, Hillary Clinton and Laura Bush. His popularity spans the decades and young stars including Sarah Jessica Parker and Mischa Barton are just a couple of his current fans. In 2004, Oscar de la Renta was ranked number 10 by Women’s Wear Daily on the list of top designers by consumer awareness.
Richard Tyler is an Australian-born and Los-Angeles based fashion designer who is renowned for his elegant gowns and evening wear. Tyler garnered three consecutive CFDA awards, the fashion industry’s highest accolade, in 1993, 1994 and 1995. Tyler’s couture designs have been worn by celebrities including Halle Berry, Sandra Bullock, Cindy Crawford, Jamie Lee Curtis, Marcia Cross, Felicity Huffman, Rachel Griffiths, Catherine Zeta Jones, Sarah Jessica Parker, Heather Locklear, Faith Hill, Britney Spears, Demi Moore and Julia Roberts, among others. He also received the Michelangelo Shoe Award for his debut footwear collection.
We have exclusive licensing arrangements with Oscar de la Renta and Richard Tyler to design, develop and market premium-priced shoes that bear these recognized brand names. Oscar by Oscar de la Renta is a line of designer footwear for the modern woman’s lifestyle, energy and level of sophistication. It is distinguished by luxury and signature flare at more affordable prices—suggested retail prices range from $140 to $225. The consumer of Oscar is a woman, 18 to 60 years old, who is looking for well-known brands at affordable prices.

Richard Tyler Couture is a collection of stylized shoe designs that complete a sophisticated and tailored head to toe look, for which the designer is known. The current Richard Tyler’s women’s line focuses on impeccable tailoring, attention to detail and flawless style. A master tailor, Richard continues to emphasize quality, construction, and fit melding the best of American design and the European couture tradition. Richard Tyler Couture is our top line and it incorporates high fashion, fantasy and celebrity allure with an everyday elegance. These shoes appeal to fashion savvy women who shop exclusively within designer collections, and are priced from $275 to $475.
Bridge Lines – Oscar by Oscar de la Renta and tyler. Richard Tyler
Oscar by Oscar de la Renta is created from the romance inherent in the Oscar de la Renta collection and captures the designer’s love of color and luxurious design. This line will be priced from $150-$300 and will be targeted at salon customers.
tyler. Richard Tyler is a shoe line in which a more trend-setting, irreverent and edgy perspective is offered. These affordable, higher fashion and fun shoes demand attention as they use fresh materials and eye-catching designs. tyler. Richard Tyler is for the hip, directional woman who is on the cutting edge of fashion and is seeking affordable designer labels. This line carries suggested retail prices of $90 to $250.
Moderate Line – O Oscar An Oscar de la Renta Company
This brand is for women who love the look of couture but only seek out fashion that is affordable and does not compromise quality. This dress casual line appeals more to younger women who are price conscious. The suggested retail prices for O Oscar range from $69 to $99.
Product Design and Development
We employ separate design and development teams for each of our product lines. We believe this approach results in a more responsive design and product development process that minimizes new product introduction lead times. Our sales management and marketing departments will actively participate in the design and product development process by collaborating on opportunities related to new styles, patterns, design improvements and the incorporation of new materials. We estimate that our design costs will be significantly higher in the future as we expand our product offerings.
We believe the portfolio approach of offering several lines across moderate- to premium- priced categories reduces business risk. Our senior designers all have over 20 years in fashion footwear design and have worked for design houses including Armani, Bally, Calvin Klein and Escada.
Our design process begins with two-dimensional sketches of different shoe constructions, including wedge, high heel, pointy, flats and sandals. There are usually twenty or so constructions per shoe line. The sketches then progress to five to seven styles per construction and several themes. For instance, a moccasin can be open or closed, short, rubber bottomed, and for day or evening wear. Flats can be for day or evening wear, casual or dressy, or evening casual (flirtatious, chic or conservative). Our team then assembles a material board comprised of various fabrics in different colors, textures and patterns that it selects in conjunction with the latest trends. After our design committee chooses the optimal styles and materials, we build prototypes that we use to demonstrate the lines to industry buyers.
Manufacturing
We source products entirely through independent foreign third-party manufacturing facilities. We provide independent manufacturers with detailed specifications and quality control standards. We source footwear products from Italy, Brazil and China, with most manufacturing taking place in China. This shift is based almost entirely on the lower cost of production, including materials and labor, in China. We believe that the other major advantage of manufacturing in China is that all trade with the Company is U.S. dollar based, so the currency risk is minimized. In the case of Italy, payment occurs in Euros and therefore involves currency risk as the Euro fluctuates against the dollar.
We currently manufacture the Richard Tyler Couture line in Brazil and we transferred manufacturing from Italy tyler. Richard Tyler was produced in Italy until a year ago and is now manufactured exclusively in China. The upcoming O Oscar An Oscar de la Renta Company line will be manufactured in China, and the more expensive Oscar by Oscar de la Renta salon line will initially be produced in Brazil and subsequently moved to China. The Company guarantees minimum factory orders from its Italian and Chinese producers of 5,000 pairs per construction type, and 1,200 pairs per style. The base of the shoe is considered the construction, and the higher parts (the “uppers”) are the styling.
We also engage foreign agencies to assist in product fulfillment, quality control and inspection, customs and delivery logistics on our behalf. Our foreign agencies are located in areas where our shoes are manufactured—in Florence, Italy and Dong Wong, China. We do not maintain long-term purchase commitments with manufacturers, but instead use individual purchase orders. We attempt to use multiple sources for manufacturing our products in an effort to reduce the risk of reliance on any one facility or company.
In China, our foreign agency is Go Moda. Go Moda is our liaison with the manufacturer, employs more than 250 people and has been in the agency business—in China—for more than 25 years. It represents several large United States companies, including Nine West and Nordstrom in the retail sector. The delivery time between order placement and fulfillment averages 90 to 120 days. At the time the order is delivered, we issue a letter of credit (in U. S. dollars) to Go Moda for the entire amount of the shipment. In addition to Go Moda’s experience with Chinese business practices and customs, several of our employees, including our CEO, John Hanna, have years of direct dealings with Chinese companies in the apparel and shoe industries.
Our out sourced manufacturing model enables us to scale production and sales with minimal fixed capital requirements. In addition, we mitigate inventory risks by obtaining orders for approximately 60-70% of our unit sales before each season and maintain a limited in-stock inventory position for selected styles to fill “in season” orders. Shared warehousing and a just-in-time inventory system enable us to achieve economies of scale and rapidly respond to consumer demands.
Product Sales Cycle
The footwear sales cycle is well entrenched and most of the industry’s infrastructure centers around four distinct selling seasons: Spring 1, Spring 2, Fall 1 and Fall 2. Spring 1 occurs in June and products are debuted at trade shows—such as the Fashion Footwear Association of New York—for introduction to retail stores in November. Spring 2 occurs in August and coincides with the industry’s largest trade show event—the World Shoe Association (WSA) show in Las Vegas. Lines that debut in this venue appear on retail shelves and counters the following January and February. Fall 1 is a December event and translates to retail introductions in April and May. Fall 2 occurs in February and shoes ordered by buyers in this period are introduced to retail stores in July and August.
For the footwear business, a majority of sales are predicated on orders placed in advance of the selling season, often by store buyers at trade shows, and the remaining sales occur during the selling season. We attempt to design and develop new product introductions to coincide with these established seasons. We attempt to reduce inventory risk resulting from changing trends and product acceptance by pre-selling over 75% of our total unit volume.
Sales and Distribution
We employ five full-time sales people and an Executive Vice President of Sales. We sell our shoe lines to major department stores, mail order companies, and specialty footwear and apparel retailers. In 2004, our nine largest customers, in order of sales volume, were Nordstrom, Macy’s, Dillards and Neiman Marcus Zappos.com, DSW Shoe Warehouse, Rich’s, Loehmann’s, MGM Mirage and Maui Clothing. We do not

intend to grant restricted or exclusive product sale arrangements because we feel that profitability across product lines requires the greatest number of outlets.
We intend to employ a well-defined segmented market strategy in order to achieve favorable publicity and luxury positioning for our high fashion designer brands, while also delivering fashion footwear to a broader, more price-sensitive consumer population. Our premium-priced couture lines are distributed through high-end retail outlets and provide a platform to generate celebrity interest, media coverage, and exposure in the market place. The bridge lines deliver high quality footwear and celebrity style to mass-market shoppers. We believe this tiered approach is an effective strategy for maximizing the economic value of designer brands while avoiding dilution of existing brand equity.
At year-end 2004, our products were offered in approximately 240 locations, across the United States. By December 2006, we estimate that our products will be offered in approximately 500 locations. Half of the projected increase in locations is anticipated to come from the introduction of the O Oscar An Oscar de la Renta Company line.
The number of total locations is an important measure of success for shoe companies, especially since we have a policy that requires the placement of minimum purchase orders by retailers. In the case of the roll out of O Oscar An Oscar de la Renta Company, certain department stores including Federated, Nordstrom’s and Dillard’s will have an opportunity, approximately 10 days prior to the Fashion Footwear Association of New York trade show, to preview the line and place initial orders. They will have a “first pick” right since they already carry the O ready to wear line, and exclusives on certain colors and materials. In order to take advantage of their first pick rights, they must each place minimum orders of 5,000 pairs per construction and 1,200 pairs per style.
It is a common practice in the department store sector to budget a minimum of $50,000 per location per year for each product line. Depending on the prior popularity and perceived popularity of a line, the actual budget may be several times this amount. Rather than trying to select particular models, retailers normally choose an entire line for purchase and display. To do anything less may result in a line not showing well and being underrepresented. Based on a minimum order of $50,000 per location, times 200 locations, we estimate that the O Oscar line will generate a minimum of $10 million in revenues in its first 12 months. At a suggested retail price of $79 to $99, this revenue figure translates to the sale of 633 pairs per location, or slightly more than 126,600 pairs.
Competition
We face intense competition in the footwear industry. We compete with numerous domestic and foreign designers and marketers, many of which have greater financial, distribution and marketing resources. We believe our ability to compete depends on being able to anticipate and respond to changing consumer demands in a timely manner, maintaining brand reputation and authenticity, developing high quality products with broad appeal, pricing at appropriate levels for the target markets, providing strong and effective marketing support, ensuring product availability and effectively accessing the Company’s distribution channels. We believe we are well positioned to compete in the women’s footwear industry by emphasizing traditional style, quality and fit, attractive prices and designer branding; these product aspects maintain consumer loyalty and should serve to buffer us from fluctuations due to changing fashions and customer preferences.
Competition varies across product lines. At the higher end, Richard Tyler Couture footwear primarily competes with Chanel, Manolo Blahnik, Jimmy Choo, Dolce & Gabbana, Dior, Prada and YSL brands. Oscar by Oscar de la Renta competes directly with Ralph Lauren, Donna Karan, Calvin Klein and others. In the more moderately priced area, tyler. Richard Tyler competes with Jacob by Marc Jacobs,Kors by Michael Kors and Coach, and O Oscar by Oscar de la Renta competes with Nine West and BCBG Girls, among others.
We compete directly with designers who design and manufacture their own footwear, as well as with other footwear companies who license the rights to design and manufacture designer footwear. Manolo Blahnik and Jimmy Choo are examples of well known designers who design their own products. These designers are not lifestyle design labels, including apparel and related products, but rather only design footwear. Some lifestyle brands also design and manufacture their own footwear, such as Burberry. We hope to target major lifestyle design brands and obtain licenses to design and manufacture footwear. Many such brands are already licensing such design and manufacture rights to other companies. For example, Ralph Lauren has licensed Reebok to design and manufacture footwear under its brand names. Louis Vitton (LVMH) is a licensee for Marc Jacobs (and formerly was a licensee for Richard Tyler) and Fendi footwear. BCBG has licensed footwear design and manufacturing rights to VCNM LLC, a privately held company. Brand names such as Dr. Sholl’s and Carlos Santana have licensed footwear design and manufacturing rights to a footwear company named Brown Shoe Company. In the case of Cole Haan, rather than obtain license rights Nike acquired the entire company and now designs and manufactures footwear under the Cole Haan brand.
Accordingly, not only must our footwear products compete with the footwear products of other designers, we must compete with other footwear companies to obtain additional designer licenses. We focus our new license development efforts on major lifestyle designer brands that are not currently well-known for footwear, yet have a well-known and recognized brand, and can benefit from our expertise in footwear design.
Marketing and Advertising
We conduct no marketing or advertising for our self outside of attending trade shows. All marketing and advertising dollars are spent on behalf of our licensed brands. We advertise and promote our various brands through a variety of methods, including product packaging, print advertising in trade publications, co-op advertising with existing retail customers, and direct consumer marketing. We employ an aggressive public relations campaign that has resulted in placements in leading fashion magazines and even television programs like “The Today Show.” We have also enjoyed considerable success in having both established and break out celebrities wear our shoes, which correlates to extensive coverage in high fashion and celebrity-focused media outlets. Additionally, our employees attend tradeshows and mingle with retail customers seeking buyers for our licensed products. These venues provide a platform for the unveiling of new products and an important source of pre-season orders.
Growth Strategies
Background and Current Development
We started business in October 2002. During 2002, our operations were limited to preliminary design of initial lines and development of footwear molds to be used for the production of prototypes ad samples. The development of a new line of footwear typically requires about six months for the design and building of molds. In October 2002, we secured the Nicole Miller license and in December 2002 we obtained the Tyler licenses.
In August 2003, we produced samples for demonstration purposes and started the sales effort for the Nicole Miller line and the first tyler. Richard Tyler line. Commercial production of the two lines started in September 2003, and we started shipments of the Nicole Miller line in November 2003, and the first Tyler line in December 2003.
During 2004, we increased sales and production of the initial two lines and started design and production of Richard Tyler Couture, which we introduced in August 2004 and started to ship in October 2004. In July 2004, we sold the Nicole Miller license for $1,375,000, and began a winding down period for Nicole Miller product which continued through May 31, 2005. During this winding down period, we continued to sell pre-approved Nicole Miller designs and inventory, but did not design any new Nicole Miller footwear products.
In 2005, we concentrated on expanding sales and production of the two lines with Richard Tyler and, in February 2005, obtained a new license from Oscar de la Renta regarding two lines O Oscar An Oscar de la

Renta Company and Oscar by Oscar de la Renta. We incurred expenses in 2005 in preliminary design and development of footwear molds for the O Oscar An Oscar de la Renta Company lines. We debuted samples for our first O Oscar An Oscar de la Renta Company line on June 1, 2005, and began production in July 2005. We will launch the Oscar by Oscar de la Renta line in February, 2006.
We believe that 2005 was a reorientation and building year as we phased out the Nicole Miller line and developed the Oscar de la Renta lines. Shipments of the first Oscar de la Renta line will begin in February 2006 and shipments of the second Oscar de la Renta line will begin in Fall, 2006. In addition, our management time and attention was substantially diverted from the business by the time devoted to the private financing and reverse merger, which was completed in August 2005. We believe that this and other factors are having a negative impact on our sales and earnings for 2005. We expect sales and earnings for 2005 will be lower then in 2004. However, we expect that the ramp up of the Tyler lines and the first Oscar de la Renta line and the introduction of the second Oscar de la Renta line in 2006 as well as our other growth strategies will result in substantially increased sales for 2006.
Planned Organic Growth
We believe that our existing brands are underdeveloped and will benefit from broader product assortment and incremental design and development investments. For instance, we are considering further development of tyler. Richard Tyler into a sport line. We seek to further expand opportunities in current retail and department store channels. We intend to add other established brands to our portfolio to capture economies of scale and create a range of fashion footwear brands appealing to different demographic profiles and stylistic signatures. We have already identified and are in discussions with several high-quality luxury brands that have customer acceptance. We currently sell products through direct consumer catalog solicitation and Internet web sites. Although these sales outlets comprise only a small portion of net sales, we intend to expand these applications and take advantage of their low overhead growth profiles. Catalog and Internet sales also generate opportunities to renew contact with existing customers and to acquaint them with new footwear lines as they are unveiled.
Global Growth
We intend to expand our network for distributing our brand name products into the international arena in the Americas, Middle East, Europe and Asia. We believe there is a strong market for well-established brands offered at affordable and competitive prices, and that successful styles in the United States will have similar appeal internationally.
Risks Related to Our Business
AS COMPANY IN THE EARLY STAGE OF DEVELOPMENT WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.
Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Since our exchange reorganization and merger, effective as of August 19, 2005, we have primarily been and continue to be involved in the designing, developing and marketing women’s dress footwear. Although management believes that our footwear products have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are unsuccessful in developing our business, the common stock you receive may never have value.
WE HAVE AN ACCUMULATED DEFICIT AND WE MAY NEVER ACHIEVE PROFITABILITY.
We have incurred significant net losses for the past few years. To date, we have not yet generated significant recurring revenues. Our limited revenues have not been and will not continue to be sufficient to sustain our operations. We anticipate that we will continue to incur substantial operating losses based on projected sales revenues less manufacturing, general and administrative and other operating costs for an indefinite period of time. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future, notwithstanding any anticipated revenues we may receive when our products are introduced to markets, due to the significant costs associated with the development and marketing of our products. No assurances can be given when we will ever be profitable.
WE MAY REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.
Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business. We have no committed sources of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and equity and debt financings. If our capital resources are insufficient, we will have to raise additional funds. We may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of your shares. If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.
OUR CONTINUED OPERATIONS DEPEND ON CURRENT FASHION TRENDS. IF OUR PRODUCTS AND DESIGN DO NOT CONTINUE TO BE FASHIONABLE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.
The novelty and the design of our footwear is important to our success and competitive position, and the inability to continue to develop and offer such unique products to our customers could harm our business. We cannot be certain that designer footwear will continue to be fashionable. Should the trend steer away from designer footwear, sales could decrease and our business could be adversely affected. In addition, there are no assurances that our future designs will be successful, and any unsuccessful designs could adversely affect our business.
OUR BUSINESS COULD SUFFER IF WE NEED TO ADD OR REPLACE MANUFACTURERS.
Although we design and market our products, we outsource manufacturing to third party manufacturers. Outsourcing the manufacturing component of our business is common in the footwear industry and we compete with other companies for the production capacity of our manufacturers. Because we are a small enterprise and many of the companies with which we compete have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. We currently outsource our production to only a few manufacturers. If we experience a significant increase in demand, or if we need to replace any of the manufacturers that we currently use, we may have to expand our third party manufacturing capacity. We cannot be assured that this capacity will be available to us, or that if available it will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.

OUR BUSINESS COULD SUFFER FROM THE FINANCIAL INSTABILITY OF OUR CUSTOMERS.
We sell our products primarily to retail and distribution companies in the United States on open account. In foreign markets, we try to obtain a letter of credit or wire transfer upon shipment, but these arrangements are not always possible. Financial difficulties with a customer could result in serious losses for our company.
IF OUR COMPETITORS MISAPPROPRIATE OUR PROPRIETARY KNOW-HOW AND TRADE SECRETS, IT COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.
We depend heavily on trade secrets and the design expertise of our key employees. If any of our competitors copies or otherwise gains access to our trade secrets or develops similar products independently, we might not be able to compete as effectively. The measures we take to protect our trade secrets and designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.
WE DEPEND ON KEY PERSONNEL IN A COMPETITIVE MARKET FOR SKILLED EMPLOYEES, AND FAILURE TO RETAIN AND ATTRACT QUALIFIED PERSONNEL COULD SUBSTANTIALLY HARM OUR BUSINESS.
We rely to a substantial extent on the management, marketing and product development skills of our key employees, particularly John Hanna, our co-founder and chief executive officer, Thomas Anzures, our Vice-President of Sales, Christopher Wyatt, our Director of Marketing, Nicole Blacklock, our Directors of Productions and Operations, Rebecca Bannon, our Designer, Marilyn Hillman, our head of West Coast Regional Sales, and Gladys Cutler, our head of East Coast Regional Sales, to formulate and implement our business plan. Our success depends to a significant extent upon our ability to retain and attract key personnel. Competition for employees can be intense in the footwear industry and the process of locating key personnel with the right combination of skills is often lengthy. The loss of the services of our key personnel may significantly delay or prevent the achievement of our business goals and could have a material adverse effect on us.
OUR BUSINESS AND THE SUCCESS OF OUR PRODUCTS COULD BE HARMED IF WE ARE UNABLE TO MAINTAIN THEIR BRAND IMAGE.
Our success is dependent in large part to the strength of the brand names we license. If we are unable to timely and appropriately respond to changing consumer demand, the brand name and brand image we license may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider those brand images to be outdated or associate those brands with styles of footwear that are no longer popular. In the past, several footwear companies, including ours, have experienced periods of rapid growth in revenues and earnings followed by periods of declining sales and losses. Our business may be similarly affected in the future.
OUR BUSINESS COULD BE HARMED IF WE FAIL TO MAINTAIN PROPER INVENTORY LEVELS.
We place orders with our manufacturers for some of our products prior to the time we receive all of our customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish brand loyalty.
COMPETITION IN THE FOOTWEAR INDUSTRY IS FIERCE.
The fashionable footwear industry is highly competitive and barriers to entry are low. Our competitors include specialty companies as well as companies with diversified product lines. The recent substantial growth in the sales of fashionable footwear has encouraged the entry of many new competitors and increased competition from established companies. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the footwear industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we compete, further increasing competition in the footwear industry. We believe that our ability to compete successfully depends on a number of factors, including the strength of our licensors’ brand names, effective advertising and marketing, fashionable styling, high quality and value are the most important competitive factors and plans to employ these elements as it develops its products, but there are many other factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common shares.
WE DEPEND UPON A RELATIVELY SMALL GROUP OF CUSTOMERS FOR A LARGE PORTION OF OUR SALES.
Although we have long-term relationships with many of our customers, our customers do not have a contractual obligation to purchase our products and we cannot be certain that we will be able to retain our existing major customers. Furthermore, the retail industry regularly experiences consolidation, contractions and closings. If there are further consolidations, contractions or closings in the future, we may lose customers or be unable to collect accounts receivables of major customers in excess of amounts that we have insured. If we lose a major customer, experience a significant decrease in sales to a major customer or are unable to collect the accounts receivable of a major customer in excess of amounts insured, our business could be harmed
OUR OPERATING RESULTS COULD BE NEGATIVELY IMPACTED IF OUR SALES ARE CONCENTRATED IN ANY ONE BRAND.
If any one brand or group of similar lifestyles of our footwear (evening wear, day wear, city wear, sport wear) were to represent a substantial portion of our net sales, we could be exposed to risk should consumer demand for such brand or lifestyle decrease in subsequent periods. We attempt to hedge this risk by offering a range of brands (which we are attempting to expand) and for each brand a broad range of lifestyle products (evening wear, day wear, city wear, sport wear). However, this may change in the future and fluctuations in sales of any given style that represents a significant portion of our future net sales could have a negative impact on our operating results.
WE MAY LOSE OUR EXCLUSIVE LICENSES IF WE DO NOT HAVE SUFFICIENT FUNDS TO PAY THE MINIMUM REQUIRED ROYALTIES.
Our exclusive license agreements regarding the Richard Tyler and Oscar de la Renta trademarks each require certain minimum royalty payments. Failure to make such payments would be a default under the license agreements, allowing either one to terminate the licenses. If we are unable to generate sufficient funds from operations, or otherwise raise adequate capital to make such payments, we could lose these licenses which would have a material adverse affect on our business.

OUR BUSINESS MODEL IS DEPENDENT ON OUR ABILITY TO SECURE AND MAINTAIN LICENSES FROM MAJOR, WELL-KNOWN DESIGNERS.
Our business strategy is to approach well-known designers of lifestyle products, including apparel and related accessories, and license the rights to provide footwear under the designer’s brand. If we are unable to maintain our existing licenses, or obtain additional licenses, our business plan would be significantly impaired.
OUR INTERNATIONAL MANUFACTURING OPERATIONS ARE SUBJECT TO THE RISKS OF DOING BUSINESS ABROAD, WHICH COULD AFFECT OUR ABILITY TO MANUFACTURE OUR PRODUCTS IN INTERNATIONAL MARKETS, OBTAIN PRODUCTS FROM FOREIGN SUPPLIERS OR CONTROL THE COSTS OF OUR PRODUCTS.
Substantially all of our footwear is manufactured in foreign countries, with most manufactured in China. Foreign manufacturing is subject to a number of risks, including:
•	political and social unrest, including our military presence in Iraq;

•	changing economic conditions;

•	currency exchange rate fluctuations;

•	international political tension and terrorism;

•	work stoppages;

•	electrical shortages;

•	transportation delays;

•	loss or damage to products in transit;

•	expropriation;

•	nationalization;

•	the imposition of tariffs and trade duties both international and domestically;

•	import and export controls and other non-tariff barriers;

•	exposure to different legal standards (particularly with respect to intellectual property);

•	compliance with foreign laws; and

•	changes in domestic and foreign governmental policies.
In particular, because most of our products are manufactured in China, adverse change in trade or political relations with China or political instability in China would severely interfere with the manufacture of our products and would materially adversely affect our operations. Foreign manufacturers, especially in China may be more susceptible to electrical shortages than U.S. manufacturers, which may cause them, in some cases, to shut down production at least one day a week. These electrical shortages may extend the production time necessary to produce our orders, and there may be circumstances in the future where we may have to incur premium freight charges to expedite product to our customers. If we incur a significant amount of premium charges to airfreight product for our customers, our gross profit will be negatively affected if we are unable to collect those charges.
In addition, if we, or our foreign manufacturers, violate United States or foreign laws or regulations, we may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import or the loss of our import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of our imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations. The effects of these factors could render our conduct of business in a particular country undesirable or impractical and have a negative impact on our operating results.
OUR BUSINESS COULD BE HARMED IF OUR CONTRACT MANUFACTURERS OR SUPPLIERS VIOLATE LABOR OR OTHER LAWS.
We require our independent contract manufacturers and suppliers to operate in compliance with applicable United States and foreign laws and regulations. Manufacturers are required to certify that neither convicted, forced or indentured labor (as defined under United States law) nor child labor, as defined by the manufacturer’s country, is used in the production process, that compensation is paid in accordance with local law and that their factories are in compliance with local safety regulations. Although we promote ethical business practices, we do not control them or their labor practices. If one of our independent contract manufacturers or suppliers violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.
FOREIGN CURRENCY FLUCTUATIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.
We generally purchase our products in U.S. dollars. However, we source substantially all of our products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell their products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on our business, financial condition and results of operations.
WE EXPERIENCE SEASONAL AND QUARTERLY FLUCTUATIONS IN DEMAND FOR OUR PRODUCTS.
Our quarterly results may fluctuate quarter to quarter as a result of the timing of holidays, weather, the timing of larger shipments of footwear, market acceptance of our products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the incurrence of other operating costs and factors beyond our control, such as general economic conditions and actions of competitors. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.
WE ARE CONTROLLED BY OUR PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS, AND AS A RESULT, THE TRADING PRICE FOR OUR SHARES MAY BE DEPRESSED AND THESE STOCKHOLDERS CAN TAKE ACTIONS THAT MAY BE ADVERSE TO YOUR INTERESTS.
Our principal stockholders, executive officers and directors, in the aggregate, beneficially own approximately 66% of our common stock, including warrants and options held by each principal stockholder, executive officer and director that are exercisable within 60 days of October 31, 2005. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the affect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with controlling stockholders.
WE ARE SUBJECT TO THE PENNY STOCK RULES. THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.
Our common stock is a “low-priced” security under the “penny stock” rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.
Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.
Item 9.01.  Financial Statement and Exhibits.

Exhibit
Number	Description
3.1*	Articles of Amendment

10.1*	Reverse Share Exchange Agreement dated as of August 19, 2005 by and among the Registrant, Fashion House, Inc. and the shareholders of Fashion House, Inc. – Incorporated by reference to Exhibit 10.1 attached to the Form 8-K filed on August 19, 2005

10.2	Financial Statements of Fashion House Holdings, Inc. (1)

10.3	Pro Forma Financial Information (1)

17.1*	Director Affidavit and Resignation dated August 19, 2005 by former directors

*	Previously filed.

(1)	To be filed by amendment within 71 days, or sooner when available.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The Fashion House Holdings, Inc.
By:	/s/ John Hanna
John Hanna
Chief Executive Officer

Dated: November 2, 2005